Exhibit 10.3

GLOBE NET WIRELESS CORP.

COMMON STOCK WARRANT

NEITHER THIS SECURITY NOR THE SECURITIES FOR WHICH THIS SECURITY IS EXERCISABLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. THIS SECURITY AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.

Warrant Shares: 1,400,000	Issue Date: September 13, 2021

Initial Exercise Date: [TBD]

THIS COMMON STOCK PURCHASE WARRANT (the “Warrant”) certifies that, for value received, Sharing Services Global Corporation, or its assigns (the “Holder”) is entitled, upon the terms and subject to the limitations on exercise and the conditions hereinafter set forth, at any time on or after the date set forth herein (the “Initial Exercise Date”) and on or prior to 5:00 p.m. (New York City time) on September 13, 2024 (the “Expiration Date”) but not thereafter, to subscribe for and purchase from Globe Net Wireless Corp., a Nevada corporation (the “Company”), up to 1,400,000 shares (as subject to adjustment hereunder, the “Warrant Shares”) of the Company’s Common Stock (the “Common Stock”). The purchase price of one share of Common Stock under this Warrant shall be equal to the volume weighted average price (VWAP) of the previous ten (10) days closing price of the Common Stock immediately preceding the Initial Exercise Date as quoted by Bloomberg, LP or such other quotation service. (the “Exercise Price”). Subject to the terms and conditions of this Agreement, at the Closing (as defined herein) the Company hereby agrees to pay to the Investor an origination fee in Common Stock equal to the sum of Five Hundred Thousand Dollars ($500,000) (the “Origination Fee”) at a price equal to the VWAP (Volume Weighted Average Price) of the first thirty (30) days of the Company’s Common Stock based on the timeframe of August 20, 2021 through September 19, 2021. The VWAP shall be calculated on the price of the Common Stock of the Company as quoted by Bloomberg, LP or such other quotation service, and such shares of the Company’s Common Stock issued upon payment of the Origination Fee are referred to herein as the “Origination Fee Shares.” The Note, the Warrant, the Note Shares, the Warrant Shares, and Origination Fee Shares are sometimes collectively referred to herein as the “Securities.” On the Closing Date, Company shall delivery to the Investor the Origination Fee Shares to be issued at closing. Immediately after the expiration of September 19, 2021 (but in any event no later than 3:00 p.m., New York City time, on September 23, 2021), the Company shall deliver to the Investor, the Origination Fee Shares.

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1.	METHOD OF EXERCISE; PAYMENT.

1.1           Cash Exercise. The purchase rights represented by this Warrant may be exercised by the Holder, in whole or in part, by the surrender of this Warrant (with the notice of exercise form attached hereto as Exhibit “A” duly executed) at the principal office of the Company, and by the payment to the Company, by wire, certified, cashier’s or other check acceptable to the Company or by wire transfer to an account designated by the Company, of an amount equal to the aggregate Exercise Price of the Warrant Shares being purchased.

1.2           Stock Certificates. In the event of any exercise of the rights represented by this Warrant, certificates for the Warrant Shares so purchased shall be delivered to the Holder by the Company’s transfer agent within a reasonable time and, unless this Warrant has been fully exercised or has expired, a new Warrant representing the Warrant Shares with respect to which this Warrant shall not have been exercised shall also be issued to the Holder within such time.

2.	STOCK FULLY PAID; RESERVATION OF SHARES.

2.1           Fully Paid And Nonassessable Nature. All of the Warrant Shares issuable upon the exercise of the rights represented by this Warrant will, upon issuance and receipt of the Exercise Price, therefore, be fully paid and nonassessable, and such Warrant Shares shall be free from all taxes, liens and charges with respect to the issuance thereof.

2.2           Reservation Of Shares. Except as may be provided for in or in accordance with the Securities Purchase Agreement (as defined below), at the Closing (as defined in the Securities Purchase Agreement), the Company shall have reserved adequate authorized unissued shares of Common Stock, including treasury shares of Common Stock (“Initial Reserve Amount”), solely for the purpose of effecting the exercise of this Warrant or other convertible securities issued to the Holder pursuant to the Securities Purchase Agreement. After the increase in Company’s authorized but unissued shares of Stock pursuant to and in accordance with the Purchase Agreement (“Authorized Share Increase”), the Company shall at all times thereafter have authorized and reserved for issuance sufficient shares of its Common Stock, to provide for the exercise of the rights represented by this Warrant (the “Subsequent Reserve Amount”).

2.3           Insufficient Authorized Shares. Except as provided for in the Securities Purchase Agreement (defined in Section 17 below), if at any time after an Authorized Share Increase and while the rights represented by this Warrant may be exercised, the Company does not have a sufficient number of authorized and unreserved shares of Common Stock to satisfy its obligation to reserve the Subsequent Reserve Amount (an “Authorized Share Failure”), then the Company shall take all action necessary to effect an Authorized Share Increase pursuant to and in accordance with the Securities Purchase Agreement.

3.	ADJUSTMENTS.

3.1           The number and kind of securities purchasable upon the exercise of this Warrant and the Exercise Price therefor shall be subject to adjustment from time to time upon the occurrence of certain events, as set out in Sections 3.2 and 3.3, below.

3.2           Reclassification.

3.2.1        In the case of any: (i) reclassification or change of securities of the class issuable upon exercise of this Warrant (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination); or (ii) any merger of the Company with or into another corporation (other than a merger with another corporation in which the Company is the acquiring and the surviving corporation and which does not result in any reclassification or change of outstanding securities issuable upon exercise of this Warrant); or (iii) any sale of all or substantially all of the assets of the Company, the Company, or such successor or purchasing corporation, as the case may be, shall duly execute and deliver to the holder of this Warrant a new Stock warrant (in form and substance reasonably satisfactory to the holder of this Warrant).

3.2.2        In addition to the foregoing, the Company shall make appropriate provision without the issuance of a new Stock warrant, so that the holder of this Warrant shall have the right to receive, at a total purchase price not to exceed that payable upon the exercise of the unexercised portion of this Warrant, and in lieu of the Warrant Shares of Common Stock theretofore issuable upon exercise of this Warrant: (i) the kind and amount of shares of stock, other securities, money and property receivable upon such reclassification, change, merger or sale by a holder of the number of Warrant Shares of Common Stock then purchasable under this Warrant, or (ii) in the case of such a merger or sale in which the consideration paid consists all or in part of assets other than securities of the successor or purchasing corporation, at the option of the Holder of this Warrant, the securities of the successor or purchasing corporation having a value at the time of the transaction equivalent to the fair market value of the Common Stock at the time of the transaction.

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3.2.3        The provisions of this Section 3.2 shall similarly apply to successive reclassifications, changes, mergers and transfers.

3.2.4       The provisions of this Section 3.2 shall not apply to any transaction with any related party or Affiliate (as defined in Rule 405 of the Securities Act, “Affiliate”) of the Holder,

3.3	Stock Splits, Dividends And Combinations.

3.3.1        In the event that the Company shall at any time subdivide the outstanding shares of Common Stock or shall issue a stock dividend on its outstanding shares of Common Stock, the number of Warrant Shares issuable upon exercise of this Warrant immediately prior to such subdivision or to the issuance of such stock dividend shall be proportionately increased, and the Exercise Price shall be proportionately decreased.

3.3.2        In the event that the Company shall at any time combine the outstanding shares of Common Stock the number of Warrant Shares issuable upon exercise of this Warrant immediately prior to such combination shall be proportionately decreased, and the Exercise Price shall be proportionately increased, effective at the close of business on the date of such subdivision, stock dividend or combination, as the case may be.

4.	NOTICE OF ADJUSTMENTS.

Whenever the number of Warrant Shares purchasable hereunder or the Exercise Price thereof shall be adjusted pursuant to Section 3 hereof, the Company shall provide notice to the Holder setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and the number and class of shares which may be purchased thereafter and the Exercise Price therefor after giving effect to such adjustment.

5.	FRACTIONAL SHARES.

5.1           No Requirement. The Company shall not be required to issue fractional shares of Common Stock on the exercise of Warrants.

5.2           Aggregation Calculation. If more than one (1) Warrant shall be presented for exercise in full at the same time by the same Holder, the number of full shares of Common Stock which shall be issuable upon such exercise shall be computed on the basis of the aggregate number of shares of Common Stock acquirable on exercise of the Warrants so presented.

5.3           Nearest Whole Value. If any fraction of a share of Common Stock would, except for the provisions of this Section 5, be issuable on the exercise of any Warrant (or specified portion thereof) then such fractional share shall be rounded up to the nearest whole share.

6.	REPRESENTATIONS OF THE COMPANY.

Subject to shareholder approval for increasing the authorized Common Stock shares, the Company represents that all corporate actions on the part of the Company, its officers, directors and shareholders necessary for the sale and issuance of the Warrant Shares pursuant hereto and the performance of the Company’s obligations hereunder were taken prior to and are effective as of the Issue Date of this Warrant.

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7.	REPRESENTATIONS AND WARRANTIES BY THE HOLDER.

The Holder represents and warrants to the Company as follows:

(i)             This Warrant and the Warrant Shares issuable upon exercise thereof are being acquired for Holder’s own account, for investment and not with a view to, or for resale in connection with, any distribution or public offering thereof within the meaning of the Securities Act of 1933, as amended (the “Act”). Upon exercise of this Warrant, the Holder shall, if so requested by the Company, confirm in writing, in a form satisfactory to the Company, that the securities issuable upon exercise of this Warrant are being acquired for investment and not with a view toward distribution or resale.

(ii)            The Holder understands that the Warrant and the Warrant Shares have not been registered under the Act by reason of their issuance in a transaction exempt from the registration and prospectus delivery requirements of the Act pursuant to Section 4(2) thereof, and that they must be held by the Holder indefinitely, and that the Holder must therefore bear the economic risk of such investment indefinitely, unless a subsequent disposition thereof is registered under the Act or is exempted from such registration.

(iii)          The Holder has such knowledge and experience in financial and business matters that Holder is capable of evaluating the merits and risks of an investment in the Warrant and the Warrant Shares purchasable pursuant to the terms of this Warrant and of protecting its interests in connection therewith.

(iv)           The Holder is able to bear the economic risk of the purchase of the Warrant Shares pursuant to the terms of this Warrant.

8.	RESTRICTIVE LEGEND.

The Warrant Shares (unless registered under the Act) shall be stamped or imprinted with a legend in substantially the following form:

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF, AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. SUCH SHARES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS THE COMPANY RECEIVES AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO IT STATING THAT SUCH SALE OR TRANSFER IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF THE ACT.

9.	RESTRICTIONS UPON TRANSFER AND REMOVAL OF LEGEND.

9.1           Registration Condition. The Company need not register a transfer of this Warrant or Warrant Shares bearing the restrictive legend set forth in Section 8 above, unless the conditions specified in such legend are satisfied. The Company may also instruct its transfer agent not to register the transfer of the Warrant Shares, unless one of the conditions specified in the legend referred to in Section 8 above is satisfied.

9.2           Opinion Exemption. Notwithstanding the provisions of Section 9.1 above, no opinion of counsel shall be necessary for a transfer without consideration by any holder: (i) if such holder is a partnership, a partner or a retired partner of such partnership who retires after the date hereof or to the estate of any such partner or a retired partner, or (ii) if such holder is a corporation, to a shareholder of such corporation, or to any other corporation under common control, direct or indirect, with such holder. Holder, or any subsequent holder, shall immediately inform Company of any assignment, transfer, or other transfer of Warrant including the identification of parties; details of consideration; and other agreements evidencing the Warrant transfer.

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10.	LIMITATIONS ON RIGHTS OF WARRANT HOLDERS.

10.1        Limitation On Voting And Economic Rights. The Holder of this Warrant shall not be entitled as a Warrant holder, to vote or receive dividends or be deemed the holder of any Warrant Shares or any other securities of the Company which may at any time be issuable on the exercise hereof for any purpose, nor shall anything contained herein be construed to confer upon the holder of this Warrant, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of stock, change of par value, consolidation, merger, conveyance, or otherwise) or to receive notice of meetings, or to receive dividends or subscription rights or otherwise until the Warrant shall have been exercised and the Warrant Shares purchasable upon the exercise hereof shall have become deliverable, as provided herein.

10.2        No Liquidation Rights. The Holder of this Warrant will not be entitled to share in the assets of the Company in the event of a liquidation, dissolution or the winding up of the Company.

10.3         No Shorting Of The Common Stock. The Holder of this Warrant shall not undertake any action in furtherance of conduct which constitutes, or has the consequence of, the shorting of the Common Stock of the Company.

11.	NOTICES.

11.1        Notice Method. All notices and other communications required or permitted hereunder shall be in writing, shall be effective when given, and shall in any event be deemed to be given upon receipt or, if earlier:

(a)            five (5) days after deposit with the U.S. Postal Service or other applicable postal service, if delivered by first class mail, postage prepaid;

(b)            upon delivery, if delivered by hand;

(c)             one (1) Business Day after the business day of deposit with Federal Express or similar overnight courier, freight prepaid; or

(d)            one (1) Business Day after the Business Day of facsimile transmission, if delivered by facsimile transmission with copy by first class mail, postage prepaid, and shall be addressed: (i) if to the Holder, at the Holder’s address as set forth on the books of the Company, and (ii) if to the Company, at the address of its principal corporate offices (Attention: Catherine J. McCain, General Counsel), or at such other address as a party may designate by ten (10) days advance written notice to the other party pursuant to the provisions above.

11.2        Business Day Defined. The term “Business Day” shall mean any “Market Day” (which term, Market Day, is defined as any day that the United States Public Stock Exchanges are open for trading).

12.	REGISTRATION RIGHTS AGREEMENT.

For the term of this Warrant, the Holder shall have registration rights related to the Warrant Shares as set out in Sections 12.1, 12.2, 12.3 and 12.4 below:

12.1        Right To Piggyback. Whenever the Company proposes to register any of its securities (including any proposed registration of the Company’s securities by any third party) under the Securities Act and the registration form to be used may be used for the registration of any of the Warrant Shares, the Company shall give prompt written notice to the Holder of its intention to effect such a registration and, subject to the terms of this Section 12, shall include in such registration all Warrant Shares with respect to which the Company has received a written request, within ten (10) days after the receipt of the Company’s notice, for inclusion therein (“Piggyback Registration”).

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12.2         Piggyback Expenses. The registration expenses of the Holder shall be paid by the Company in all Piggyback Registrations.

12.3        Priority On Primary Registrations. If a Piggyback Registration is an underwritten primary registration on behalf of the Company, and the managing underwriters advise the Company that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering without adversely affecting the marketability of the offering, the Company shall include in such registration: (i) first, the securities the Company proposes to sell; (ii) second, the securities requested to be included in such registration by the Holder, pro rata with all other common stockholders with Piggyback Registration rights on the basis of the number of shares requested to be included therein by each such holder; and (iii) third, other securities requested to be included in such registration pro rata among the holders thereof on the basis of the number of shares requested to be included therein.

12.4        Priority On Secondary Registrations. If a Piggyback Registration is an underwritten secondary registration on behalf of holders of the Company’s securities and the managing underwriters advise the Company that, in their opinion, the number of securities requested to be included in such registration exceeds the number which can be sold in such offering without adversely affecting the marketability of the offering, the Company shall include in such registration: (i) first, the securities requested to be included therein by the holders requesting such registration; (ii) second, the securities requested to be included in such registration by the Holder, pro rata with all other common stockholders with Piggyback Registration rights on the basis of the number of shares requested to be included therein by each such Holder; and (iii) third, other securities requested to be included in such registration pro rata among the holders thereof on the basis of the number of shares requested to be included therein.

13.	FULL RATCHET ANTI-DILUTION.

13.1         Dilutive Issuance Prohibitions. If the Company or any subsidiary thereof, as applicable, at any time while this Warrant is outstanding or the Holder holds any Conversion Shares, shall sell or grant any option to purchase, or sell or grant any right to reprice, or otherwise dispose of or issue (or announce any offer, sale, grant or any option to purchase or other disposition) any Common Stock or Common Stock Equivalents, at an effective price per share less than the Conversion Price then in effect (such lower price, the “Base Share Price” and such issuances collectively, a “Dilutive Issuance”) (it being understood and agreed that if the holder of the Common Stock or Common Stock Equivalents so issued shall at any time, whether by operation of purchase price adjustments, reset provisions, floating conversion, exercise or exchange prices or otherwise, or due to warrants, options or rights per share which are issued in connection with such issuance, be entitled to receive Common Stock at an effective price per share that is less than the Conversion Price, such issuance shall be deemed to have occurred for less than the Conversion Price on such date of the Dilutive Issuance at such effective price), then simultaneously with the consummation of each Dilutive Issuance the Conversion Price shall be reduced and only reduced to equal the Base Share Price. Such adjustment shall be made whenever such Common Stock or Common Stock Equivalents are issued. The Company shall notify the Holder, in writing, no later than one (1) Business Day following the issuance or deemed issuance of any Common Stock or Common Stock Equivalents subject to this Section 13, indicating therein the applicable issuance price, or applicable reset price, exchange price, conversion price and other pricing terms (such notice, the “Dilutive Issuance Notice”). For purposes of clarification, whether or not the Company provides a Dilutive Issuance Notice pursuant to this Section 13, upon the occurrence of any Dilutive Issuance, the Holder is entitled to receive a number of Conversion Shares based upon the Base Share Price regardless of whether the Holder accurately refers to the Base Share Price in the Conversion Notice. If the Company enters into a Variable Rate Transaction, despite the prohibition thereon in the Purchase Agreement, the Company shall be deemed to have issued Common Stock or Common Stock Equivalents at the lowest possible conversion or exercise price at which such securities may be converted or exercised.

13.2         Exception. Notwithstanding the foregoing provisions of Section 13.1, the Company shall have the right to discharge any obligations or responsibilities arising out of prior commitments and/or agreements entered into between Borrower and various employees of the Company pursuant to a Stock Incentive Plan (e.g. ESOP, ISO and the like).

14.	REPLACEMENT OF WARRANTS.

On receipt of evidence reasonably satisfactory to the Company in its sole discretion of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, on delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company or, in the case of mutilation, on surrender and cancellation of this Warrant, the Company at its expense shall execute and deliver, in lieu of this Warrant, a new warrant of like tenor.

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15.	REPURCHASE ON SALE, MERGER, OR CONSOLIDATION OF THE COMPANY.

15.1        Acquisition. For the purpose of this Warrant, “Acquisition" means: (a) any sale or other disposition of all or substantially all of the assets (including intellectual property) of the Company, or (b) any reorganization, consolidation, merger or sale of the voting securities of the Company or any other transaction where the holders of the Company’s securities before the transaction beneficially own less than fifty percent (50%) of the outstanding voting securities of the surviving entity after the transaction.

15.2         Assumption Of Warrant. If upon the closing of any Acquisition the successor entity assumes the obligations of this Warrant, then this Warrant shall be exercisable for the same securities, cash, and property as would be payable for the Shares issuable upon exercise of the unexercised portion of this Warrant as if such Shares were outstanding on the record date for the Acquisition and subsequent closing. The Warrant Price shall be adjusted accordingly so that the aggregate Warrant Price of all Shares is unchanged. The Company shall use reasonable efforts to cause the surviving corporation to assume the obligations of this Warrant.

15.3         Non-assumption. If upon the closing of any Acquisition the successor entity does not assume the obligations of this Warrant and Holder has not otherwise exercised this Warrant in full, then this Warrant shall be deemed to have been automatically converted pursuant to Section 15.2 above and thereafter Holder shall participate in the Acquisition on the same terms as other holders of the same class of securities of the Company.

16.	GOVERNING LAW.

16.1        This Warrant and all actions arising out of or in connection with this Agreement shall be governed by and construed in accordance with the laws of the State of Nevada, without regard to the conflicts of law provisions of the State of Nevada or of any other state.

16.2        In the event of any controversy among the parties hereto arising out of or relating to this Agreement, which cannot be settled amicably by the parties, such controversy shall be settled by binding Arbitration. Both sides shall choose a mutually agreed upon competent jurist from a short list and informal Arbitration shall commence as expeditiously as possible. Either party may institute such arbitration proceeding by giving written notice to the other party. A hearing shall be held by the Arbitrator within Collin County, State of Texas, and a decision of the matter submitted to the Arbitrator shall be biding and enforceable against all parties in any Court of competent jurisdiction. The prevailing party shall be entitled to all costs and expenses with respect to such arbitration, including reasonable attorneys’ fees. The decision of the Arbitrator shall be final, binding upon all parties hereto and enforceable in any Court of competent jurisdiction. Each party hereto irrevocably waives any objection to the laying of venue of any such Arbitration action or proceeding brought and irrevocably waives any claim that any such action brought has been brought in an inconvenient forum. Each of the parties hereto waives any right to request a trial by jury in any litigation with respect to this agreement and represents that counsel has been consulted specifically as to this waiver.

17.	UNDERLYING AGREEMENT.

This Warrant is issued in furtherance of the terms of that certain “Securities Purchase Agreement” executed by and between the Company and the Investor dated September 13, 2021.

This Warrant is effective as of the Issue Date.

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COMPANY: GLOBE NET WIRELESS CORP., a Nevada corporation

By:	/s/ Charles Arnold
Name:	Charles Arnold
Title:	Chief Executive Officer

HOLDER:

SHARING SERVICES GLOBAL CORPORATION, a Nevada corporation

By:	/s/ John Thatch
Name:	John Thatch
Title:	President & Chief Executive Officer

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EXHIBIT “A”

NOTICE OF EXERCISE

To:	Globe Net Wireless Corp.
2302-3 Pacific Plaza
410 Des Voeux Road West
Hong Kong, China
Attention: [TBD]

1.            Warrants Being Exercised. I, the undersigned Warrant Holder, hereby elect to purchase Warrant Shares of Globe Net Wireless Corp. pursuant to the terms of the attached Warrant.

2.	Exercise Requisite.

The undersigned shall exercise the attached Warrant by means of a cash payment, and tenders herewith or by concurrent wire transfer payment in full for the purchase price of the shares being purchased, together with all applicable transfer taxes, if any.

3.             Stock Issuance. Please issue a certificate or certificates representing such Warrant Shares in the name of the undersigned or in such other name as is specified below:

(Name)

(Address)

4.             Representations And Warrants Of Warrant Holder. The undersigned hereby represents and warrants that the Warrant Shares are being acquired for the account of the undersigned for investment and not with a view to, or for resale, in connection with the distribution thereof, and that the undersigned has no present intention of distributing or reselling such shares and all representations and warranties of the undersigned set forth in Section 7 of the attached Warrant are true and correct as of the date hereof.

WARRANT HOLDER:

SHARING SERVICES GLOBAL CORPORATION, a Nevada corporation

By:
Name:
Title:
Date:

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